Exhibit 99.1

Bancshares of Florida, Inc. Completes Acquisition of Bristol Bank

Total Assets to Exceed $845 million; Expected to be Accretive to Per Share Earnings and Book Value

          NAPLES, Fla., Aug. 25 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL), a $756 million-asset multi-bank holding company based in Naples, Florida, announced today that is has completed its acquisition of Coral Gables, Fl.-based Bristol Bank with the merger of Bristol Bank into the Bank of Florida - Southeast subsidiary.

          With the $90 million in assets added as a result of the merger, consolidated assets of Bancshares are projected to exceed $845 million. Based on savings identified in personnel and back office expense, the transaction is expected to be accretive to both earnings per share and book value in fourth quarter 2006.  Conversion to Bancshares’ operating systems and signage is scheduled for early September.

          Christopher Roden, the former Bristol Bank Chairman, will become Chairman of the Advisory Board of the Miami-Dade County market of Bank of Florida - Southeast.  Mr. Roden stated, “We are excited that our staff and customers can become part of such a highly-regarded franchise as Bancshares.  We believe that with the addition of Bancshares’ strengths, we will be able to grow more rapidly in our market and more comprehensively serve our customers.”

          Patricia Frost, who previously served on the Bristol Bank Board of Directors, has agreed to join the Bancshares of Florida Board of Directors.

          Michael McMullan, President and Chief Executive Officer of Bancshares of Florida said, “We are extremely pleased to have this opportunity to enter the dynamic Coral Gables market through the acquisition of Bristol Bank. The Coral Gables/Miami-Dade County demographics are a perfect fit for Bancshares’ premium private-banking brand and entrepreneurial business model.  Our company will now have assets of nearly $350 million in the high growth Broward/Miami- Dade market, served by our Fort Lauderdale subsidiary bank and its three branch locations.”

          BANCSHARES OF FLORIDA, INC.

          Bancshares of Florida, Inc. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is a multi-bank holding company located in Naples, Florida, having assets of $756 million as of June 30, 2006.  Bancshares is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida - Southeast, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company.”  In addition, Bank of Florida, Fort Lauderdale, maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact:
Michael L. McMullan	Tracy L. Keegan
Bancshares of Florida, Inc.	Bancshares of Florida, Inc.
President and CEO	Executive VP & CFO
(239) 254-2143	(239) 254-2147

SOURCE  Bancshares of Florida
          -0-                                        08/25/2006
          /CONTACT:  Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP & CFO, +1-239-254-2147, both of Bancshares of Florida, Inc./
          /Photo:  http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO
                    AP Archive:  http://photoarchive.ap.org
                    PRN Photo Desk, photodesk@prnewswire.com /
          /Web site:  http://www.bankofflorida.com /
          (BOFL)